Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of United States Cellular Corporation:

(1)   Registration Statement (Form S-3 No. 333-188971),

(2)   Registration Statement (Form S-4 No. 33-41826),

(3)   Registration Statement (Form S-8 No. 333-42366),

(4)   Registration Statement (Form S-8 No. 333-105675),

(5)   Registration Statement (Form S-8 No. 333-161119),

(6)   Registration Statement (Form S-8 No.  333-188966), and

(7)   Registration Statement (Form S-8 No. 333-190331 );

of our report dated February 25, 2015,  with respect to the financial statements of Los Angeles SMSA Limited Partnership included  in this Annual Report (Form 10-K) of United States Cellular Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Certified Public Accountants

Orlando, Florida

February 25, 2015